Exhibit 10(a)

Incentive Stock Option Award Agreement

This Incentive Stock Option Award Agreement (this “Agreement”) under the TrustCo Bank Corp NY 2010 Equity Incentive Plan, dated as of the Grant Date set forth below, is made between TrustCo Bank Corp NY (the “Company”) and the Participant set forth below.

The exercise of the  award granted in this Agreement is contingent on the Participant agreeing to be bound by all of the terms and conditions of the Plan and this Agreement by signing and returning this Agreement to the Company on or before November 17, 2011. If the Participant fails to return a signed copy of this Agreement to the Company on or before such date, this award will be deemed to be forfeited and terminated with no right to exercise.

1. Grant of Option. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant the right and option (the “Option”) to purchase all or any part of the number of shares of Common Stock of the Company set forth in paragraph 2 at an Option Price (“Option Price”) per share also set forth in paragraph 2. This Option is intended to be an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986 (the “Code”).The terms and conditions of this Agreement and the Option shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Option as an Incentive Stock Option.

2. Award Summary

Participant:	_______________________________

Grant:	Grant Date:	November 15, 2011

Option Price per Share:	_________________

Number of Shares under Option:	_________________

Exercisability:
Subject to the terms of the Plan and this Agreement, the Option will become exercisable on and after the dates indicated below as to the number of shares of Stock set forth below opposite each such date, plus any shares as to which the Option could have been exercised previously but was not so exercised.

Shares:	Date:
_______________	November 15, 2012
_______________	November 15, 2013
_______________	November 15, 2014
_______________	November 15, 2015
_______________	November 15, 2016

Notwithstanding the foregoing, the aggregate Fair Market Value (determined as of the Grant Date) of the shares of Common Stock with respect to which this Option are exercisable for the first time by Participant during any calendar year (together with any other “incentive stock options” within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and all other plans of the Company and any Subsidiary) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code. If, however, such limitation is exceeded, any excess Option (as determined under the Code) shall be deemed to be a Nonstatutory (Nonqualified) Stock Option.

In the event of a Change-in-Control of the Company as defined in Section 16(b) of the Plan, the Option shall vest 100% and become exercisable in full.

Expiration Date:	November 15, 2021 (subject to earlier termination as set forth in the Plan and this Agreement).

3. Determination of Option Price. The Option Price is not less than the Fair Market Value of the Common Stock on the Grant Date, except that if the Participant is a Ten-Percent Shareholder, the Option Price is not less than 110% of the Fair Market Value of the Common Stock on the Grant Date. “Fair Market Value” is defined in the Plan to mean the closing price of the Company’s Common Stock as reported on the Nasdaq Global Select Market, or such other system as may supersede it, on a particular date (which for purposes of this Agreement is the Grant Date). In the event that there are no transactions in the Common Stock on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were transactions in the Common Stock.

4. Method of Exercise of the Option.

(a) The Participant may exercise the Option, to the extent then exercisable, by delivering a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock.

(b) At the time the Participant exercises the Option, the Participant shall pay the Option Price of the shares of Stock as to which the Option is being exercised and applicable taxes (i) in United States dollars by personal check, bank draft or money order or the proceeds from a third-party broker-assisted “cashless” exercise of the Option; (ii) subject to such terms, conditions and limitations as the Compensation Committee of the Board of Directors of the Company (“Committee”) may prescribe, by tendering (either by actual delivery or attestation) unencumbered Previously Acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price of the shares of Stock for which the Option is so exercised; (iii) by any other means the Committee may have determined to be consistent with the Plan’s purpose and applicable law or (iv) by a combination of the consideration provided for in the foregoing clauses (i), (ii) and (iii).

5. Termination. The Option shall terminate on the earliest to occur of either the Expiration Date set forth in paragraph 2 or any of the following:

(a) in the event the employment of the Participant with the Company is terminated by reason of death, Disability (as defined in the Plan), or Retirement (as defined in the Plan), the Option shall vest 100% and be deemed exercisable in full as of such termination. The Option may be exercised at any time prior to the Expiration Date or within three years after such date of termination, whichever period is the shorter. The favorable tax treatment prescribed under Section 422 of the Code for Incentive Stock Options shall not be available if the Option is not exercised within three months after the date of termination (or twelve months after the date of termination in the case of Disability if such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code). If the Option is not exercised within three months of termination due to Retirement, it shall be treated as a Nonstatutory (Nonqualified) Stock Option for the remainder of its allowable exercise period.

(b) if the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, or other than involuntarily for Cause, the Option shall terminate upon the expiration date of the Option or one month after such date of termination of employment, whichever first occurs; provided, however, that no further vesting shall occur after such date of termination and provided further that in the event such termination occurs after a Change-in-Control (as defined in Section 16(b) of the Plan), the rights under the Option shall terminate upon the expiration date of the Option or three years after such date of termination of employment, whichever first occurs.

(c) if the Participant’s Termination is for Cause, even if on the date of such Termination the Participant has met the definition of Retirement or Disability, then the Option shall terminate immediately.

6. Transferability of the Option. Except as provided below, the Option (or any part thereof) may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, the Option is exercisable during the Participant’s lifetime only by Participant. As provided in Section 14 of the Plan, the Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of Participant’s death before Participant receives any or all of such benefit. Each designation will revoke all prior designations by the Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

7. Certain Tax Matters.

(a) Notwithstanding the intention for the Option to qualify as an Incentive Stock Option, the Option will not so qualify if, among other events (i) Participant disposes of Common Stock acquired pursuant to the Option at any time during either of the two year period following the date of this Agreement or the one year period following the date on which the Option is exercised, (ii) except in the event of Participant’s death or Disability, as defined in Section 22(e)(3) of the Code, Participant is not employed by the Company (or any affiliate of the Company) at all times during the period beginning on the date of this Agreement and ending on the day three months before the date of exercise of the Option or (iii) to the extent the aggregate fair market value (determined as of the time the Option is granted) of the Stock subject to “incentive stock options” that become exercisable for the first time in any calendar year exceeds $100,000. To the extent that the Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Option and shall constitute a separate non-qualified stock option.

(b) Participant shall notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of the Option.

(c) Notwithstanding any other provisions of the Plan or this Agreement to the contrary, if a Change-in-Control that is not a “Qualified Change-in-Control” (as defined in the Plan) occurs, and payment or distribution of an Award constituting deferred compensation subject to Section 409A of the Code would otherwise be made or commence on the date of such Change-in-Control (pursuant to the Plan, this Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and this Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee. The Committee shall not extend the period to exercise the Option to the extent that such extension would cause the Option to become subject to Code Section 409A.

8. Taxes and Withholdings. The Company shall deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of the Option granted by this Agreement, Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding that would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

9. No Rights as a Shareholder. Neither the Participant nor any other person shall become the beneficial owner of the shares of Stock subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such shares, until the Participant has actually received such shares of Stock following the exercise of the Option in accordance with the terms of the Plan and this Agreement.

10. No Right to Continued Employment. Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, nor restrict in any way the right of the Company, which right is hereby expressly reserved, to terminate the Participant’s employment or service at any time with or without Cause. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Option or acquiring shares of Stock hereunder.

11. The Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s request to the Company at TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention: Secretary.

12. Compliance with Laws and Regulations.

(a) The Option and the obligation of the Company to sell and deliver shares of Stock hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares of Stock hereunder upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for shares of Stock to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) The shares of Stock received upon the exercise of the Option shall have been registered under the Securities Act of 1933 (“Securities Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the shares of Stock received except in compliance with Rule 144. Certificates representing shares of Stock issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c) If at the time of exercise of all or part of the Option, the shares of Stock to be issued pursuant to the Option are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to such shares, the Participant shall execute, prior to the delivery of any such shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

13. Notices. All notices by the Participant or the Participant’s assignees shall be addressed to TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention: Human Resource Department, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

14. Other Plans. The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

15. Recovery of Incentive Compensation. This Award and any shares of Stock, cash or other compensation received by Participant pursuant to this Award that constitute incentive-based compensation may be subject to recovery by the Company under any compensation recovery, recoupment or clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Stock may be listed. Participant shall promptly return any such incentive-based compensation that the Company determines it is required to recover from Participant under any such policy.

16. Governing Law. This Agreements shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law. Participants hereby agrees to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

TrustCo Bank Corp NY

By:
Name:
Title:
Accepted and agreed to:

Name: